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                                                                 Exhibit H.1


           SCHEDULE OF FEES, COMMISSIONS AND EXPENSES
                           WMECO




   Securities and Exchange Commission Filing Fee           $2,000

   Restructuring Fee                                       50,000

   Legal Fees
      Counsel to the Purchaser and Agent                   65,000
      Counsel to the Applicants                            50,000

   Rating Agency Fees                                      15,000

   Northeast Utilities Service Company                     53,000
   (Financial, Accounting, Legal and Other Fees and Services)

   Total Estimate of Fees, Commissions and Expenses      $235,000

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